Exhibit 10.1

FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 31, 2017, by and among SILICON VALLEY BANK, a California corporation (“Bank”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Bank in its capacity as a Lender and ELM 2016-1 TRUST (as successor in interest to MIDCAP FUNDING XIII TRUST) and MIDCAP FINANCIAL TRUST (individually and collectively, jointly and severally, “MidCap”) (each a “Lender” and collectively, the “Lenders”), and CLEARSIDE BIOMEDICAL, INC., a Delaware corporation (“Borrower”).

Recitals

A.Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 28, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Lenders amend the Loan Agreement to (i) extend the Second Draw Period, (ii) modify the covenant that Borrower and its Subsidiaries maintain accounts at Bank and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 6.6 (Operating Accounts).  Section 6.6(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)Maintain its and each of its Subsidiaries’ (i) operating and deposit accounts with Bank, (ii) primary securities accounts, inclusive of any accounts maintained in connection with asset management, with Bank and Bank’s Affiliates and (iii) business credit cards, letters of credit and foreign exchange transactions with Bank and Bank’s Affiliates.”

2.2Section 14 (Definitions).  The following term and its respective definition hereby is amended and restated in its entirety in Section 14.1 of the Loan Agreement to read as follows:

“Second Draw Period” is the period commencing on the later of (i) September 30, 2017, and (ii) the date of the occurrence of the Data Milestone Event and ending on the earlier of (i) March 31, 2018, and (ii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence if (a) on the date of the occurrence of the Data Milestone Event or (b) on September 30, 2017, if later than the Data Milestone Event, an Event of Default has occurred and is continuing.

2.3Schedule 1.1 to the Loan Agreement hereby is replaced with Schedule 1.1 attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Lenders on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Lenders of this Amendment by each party hereto, (b) the due execution and delivery to Lenders of an updated Corporate Borrowing Certificate from Borrower, (c) Borrower’s payment of (i) an amendment fee to ELM 2016-1 TRUST in an amount equal to Eighteen Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($18,666.67), (ii) an amendment fee to MIDCAP FINANCIAL TRUST in an amount equal to Sixteen Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($16,333.33), and (iii) all Lenders’ Expenses due and owing as of the date hereof, which may all be debited from any of Borrower’s accounts at Lenders.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.

BORROWER:

CLEARSIDE BIOMEDICAL, INC.

By: /s/ Charles A. Deignan
Name: Charles A. Deignan
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

SILICON VALLEY BANK

By: /s/ Scott McCarty
Name: Scott McCarty
Title: Director

LENDERS:

ELM 2016-1 TRUST	Address:

By: MidCap Financial Services Capital Management, LLC,	c/o MidCap Financial Services, LLC, as servicer
its servicer	7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
By: /s/ John O’Dea	Attn: Account Manager for Clearside
Name: John O’Dea	Biomedical transaction
Title: Authorized Signatory	Facsimile: 301-941-1450
E-mail: notices@midcapfinancial.com

MIDCAP FINANCIAL TRUST	with a copy to:

By: Apollo Capital Management, L.P.,	c/o MidCap Financial Services, LLC, as servicer
its investment manager	7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
By: Apollo Capital Management GP, LLC,its general partner	Attn: General Counsel
Facsimile: 301-941-1450
By: /s/Maurice Amsellem	E-mail: legalnotices@midcapfinancial.com
Name: Maurice Amsellem
Title: Authorized Signatory

SCHEDULE 1.1

Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK	$4,000,000.00	50.00%
ELM 2016-1 TRUST (as successor in interest to MIDCAP FUNDING XIII TRUST)	$4,000,000.00	50.00%
TOTAL	$8,000,000.00	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK	$3,500,000.00	50.00%
MIDCAP FINANCIAL TRUST	$3,500,000.00	50.00%
TOTAL	$7,000,000.00	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK	$7,500,000.00	50.00%
ELM 2016-1 TRUST (as successor in interest to MIDCAP FUNDING XIII TRUST)	$4,000,000.00	26.67%
MIDCAP FINANCIAL TRUST	$3,500,000.00	23.33%
TOTAL	$15,000,000.00	100.00%

CORPORATE BORROWING certificatE

Borrower:  CLEARSIDE BIOMEDICAL, INC. Date:  October __, 2017

Lenders:SILICON VALLEY BANK, as Collateral Agent and Lender

ELM 2016-1 TRUST (as successor in interest to MIDCAP FUNDING XIII TRUST) and MIDCAP FINANCIAL TRUST, as Lender

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.  My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above.  Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
☐
☐
☐
☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from the Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit.  Apply for letters of credit from Silicon Valley Bank.

Enter Derivative Transactions.  Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Issue Warrants.  Issue warrants for Borrower’s capital stock.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

CLEARSIDE BIOMEDICAL, INC.

By:

Name:

Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:

Name:

Title: